UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2007

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

EVCI Career Colleges Holding Corp. today announced that due to the delay in the filing of its Annual Report on Form 10-K for the year ended December 31, 2006, it received a letter dated April 18, 2007 from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310 (c) (14). The Nasdaq Marketplace Rule 4310 (c) (14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

The Company has been delayed beyond the April 17, 2007 extended filing date prescribed by Rule 12b-25 because it continues seeking to complete a financing and a simultaneous restructuring of its bank debt.

The Company expects to file its Form 10-K before Nasdaq is required to delist the Company’s securities. If necessary, the Company can and will appeal Nasdaq’s determination and request a hearing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.*	Description of Exhibit

99.1*	Press Release dated April 24, 2007.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report, dated April 24, 2007, to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: April 24, 2007	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 24, 2007